Exhibit 99.(h)(5)(vi)

AMENDMENT TO SERVICE AGREEMENT

This Amendment to the Service Agreement (this “Amendment”) is entered into as of the 17th day of September, 2024 and effective as of the 15th day of October, 2024, unless otherwise noted, amending that certain Service Agreement effective January 1, 2008, as such may have been amended and modified in writing (the “Agreement”) by and among State Street Bank and Trust Company (the “Service Provider”), Pacific Life Fund Advisors LLC (the “Adviser”), Pacific Life Insurance Company (the “Administrator”) and Pacific Select Fund (the “Fund”, and together with the Adviser, the Administrator and the Services Provider, the “Parties”, and each a “Party”).

WHEREAS, the Parties wish to amend the Agreement as set forth below.

NOW, THEREFORE, in further consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1.     Amendment to Schedule A in the Agreement. The Parties hereby delete Schedule A of the Agreement in its entirety and replace it with Schedule A attached hereto, effective as of the date hereof, which may be supplemented or modified by the Parties from time to time in writing, which upon execution and delivery shall form a part of the Agreement.

2.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

3.     One Agreement. Except as amended herein, no other terms or provisions of the Agreement are amended or modified by this Amendment. Upon the execution of this Amendment, this Amendment and the Agreement shall form one agreement.

4.     Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

5.     Defined Terms. Terms used but not defined herein shall have meaning ascribed to them in the Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

State Street Bank and Trust Company

By: /s/ Andrea E. Sharp
Name: Andrea E. Sharp
Title: Managing Director

Pacific Life Insurance Company

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

Pacific Life Fund Advisors LLC

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

Pacific Select Fund

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

SCHEDULE A

TO SERVICE AGREEMENT

LIST OF PORTFOLIOS COMPRISING PACIFIC SELECT FUND

Effective as of October 15, 2024

U.S. Fixed Income Portfolios

Bond Plus Portfolio
CORE INCOME PORTFOLIO
DIVERSIFIED BOND PORTFOLIO
FLOATING RATE INCOME PORTFOLIO
HIGH YIELD BOND PORTFOLIO
INFLATION MANAGED PORTFOLIO
INTERMEDIATE BOND PORTFOLIO
MANAGED BOND PORTFOLIO
SHORT DURATION BOND PORTFOLIO

Non U.S. Fixed Income Portfolios

EMERGING MARKETS DEBT PORTFOLIO

U.S. Equity Portfolios

DIVIDEND GROWTH PORTFOLIO
EQUITY INDEX PORTFOLIO
FOCUSED GROWTH PORTFOLIO
GROWTH PORTFOLIO
HEDGED EQUITY PORTFOLIO
LARGE-CAP CORE PORTFOLIO
LARGE-CAP GROWTH PORTFOLIO
LARGE-CAP PLUS BOND ALPHA PORTFOLIO
LARGE-CAP VALUE PORTFOLIO
MID-CAP PLUS BOND ALPHA PORTFOLIO (formerly named MID-CAP EQUITY PORTFOLIO; name change effective November 1, 2024)
MID-CAP GROWTH PORTFOLIO
MID-CAP VALUE PORTFOLIO
QQQ PLUS BOND ALPHA PORTFOLIO
SMALL-CAP EQUITY PORTFOLIO
SMALL-CAP GROWTH PORTFOLIO
SMALL-CAP INDEX PORTFOLIO
SMALL-CAP PLUS BOND ALPHA PORTFOLIO
SMALL-CAP VALUE PORTFOLIO
VALUE ADVANTAGE PORTFOLIO
VALUE PORTFOLIO

International Equity Portfolios

EMERGING MARKETS PORTFOLIO

INTERNATIONAL EQUITY PLUS BOND ALPHA PORTFOLIO
INTERNATIONAL GROWTH PORTFOLIO
INTERNATIONAL LARGE-CAP PORTFOLIO
INTERNATIONAL SMALL-CAP PORTFOLIO
INTERNATIONAL VALUE PORTFOLIO

Sector Portfolios

HEALTH SCIENCES PORTFOLIO
REAL ESTATE PORTFOLIO
TECHNOLOGY PORTFOLIO

Asset Allocation/Balanced Portfolios

ESG DIVERSIFIED PORTFOLIO
ESG DIVERSIFIED GROWTH PORTFOLIO
PACIFIC DYNAMIX – CONSERVATIVE GROWTH PORTFOLIO
PACIFIC DYNAMIX – MODERATE GROWTH PORTFOLIO
PACIFIC DYNAMIX – GROWTH PORTFOLIO
PACIFIC DYNAMIX – AGGRESSIVE GROWTH PORTFOLIO
PORTFOLIO OPTIMIZATION CONSERVATIVE PORTFOLIO
PORTFOLIO OPTIMIZATION MODERATE-CONSERVATIVE PORTFOLIO
PORTFOLIO OPTIMIZATION MODERATE PORTFOLIO
PORTFOLIO OPTIMIZATION GROWTH PORTFOLIO
PORTFOLIO OPTIMIZATION AGGRESSIVE-GROWTH PORTFOLIO
PSF AVANTIS BALANCED ALLOCATION PORTFOLIO

Pacific Dynamix Underlying Portfolios

PD 1-3 YEAR CORPORATE BOND PORTFOLIO
PD AGGREGATE BOND INDEX PORTFOLIO
PD EMERGING MARKETS INDEX PORTFOLIO
PD HIGH YIELD BOND MARKET PORTFOLIO
PD INTERNATIONAL LARGE-CAP INDEX PORTFOLIO
PD LARGE-CAP GROWTH INDEX PORTFOLIO
PD LARGE-CAP VALUE INDEX PORTFOLIO
PD MID-CAP INDEX PORTFOLIO
PD SMALL-CAP GROWTH INDEX PORTFOLIO
PD SMALL-CAP VALUE INDEX PORTFOLIO

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